UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 6, 2017

(Date of earliest event reported)

Ooma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Embarcadero Road

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, the Board of Directors (the “Board”) of Ooma, Inc. (the “Company”) appointed Mr. Peter Goettner to serve on the audit committee of the Board effective immediately. Also, effective as of September 6, 2017, Mr. William Pearce ceased to serve on the audit committee of the Board, but he will continue to serve as lead non-management director of the Board and as chairperson of the compensation committee of the Board. The Board determined that in light of Mr. Pearce’s role as the lead non-management director and as a member of the compensation committee, it was in the best interests of the Company and its stockholders to restructure the composition of the audit committee and appoint Mr. Goettner to replace Mr. Pearce on the audit committee. The Board also determined that Mr. Goettner is independent within the meaning of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange rules.

Following Mr. Goettner’s appointment to the audit committee, the three standing committees of the Board are constituted as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Alison Davis (chair)	William D. Pearce (chair)	Russell Mann (chair)
Andrew H. Galligan	Susan Butenhoff	Susan Butenhoff
Peter Goettner	Russell Mann	Andrew H. Galligan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: September 12, 2017	By:	/s/ Ravi Narula
Name: Ravi Narula
Title: Chief Financial Officer